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                                                                    EXHIBIT 23.1



                      MANUFACTURED HOME COMMUNITIES, INC.
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Manufactured Home Communities, Inc. (the Company) for the registration of 491,117 shares of common stock and to the incorporation by reference therein of our report dated January 27, 1997, except for Note 15, as to which the date is February 11, 1997, with respect to the consolidated financial statements and schedules of the Company included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                        ERNST & YOUNG LLP


Chicago, Illinois
April 16, 1997